UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2019 (January 16, 2019)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing.

On January 16, 2019, Sequential Brands Group, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq’s requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), because for a period of 30 consecutive business days the bid price of the Company’s common stock has not closed at or above the minimum of $1.00 per share.

The letter states that pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until July 15, 2019, to regain compliance with Nasdaq Listing Rule 5550(a)(2). In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day period. During the 180-day cure period, and subject to compliance with the Nasdaq’s other continued listing standards, the Company expects that its common stock will continue to be listed on Nasdaq. In the event that the Company does not regain compliance within the 180-day period, the Company may be eligible for a second 180 calendar day compliance period. To qualify, the Company would be required to (i) meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and (ii) notify Nasdaq of its intention to cure the deficiency by effecting a reverse stock split, if necessary. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency during the second compliance period, if the Company is not eligible or if the Company obtains a second compliance period but is unable to regain compliance, then Nasdaq would provide notice to the Company that its common stock will be subject to delisting. Upon receipt of such notice, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to monitor its closing bid price for its common stock between now and July 15, 2019, and will consider its available options to resolve the Company’s noncompliance with the minimum bid price requirement in the event the closing bid price of its commons stock remains below $1.00 per share. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: January 18, 2019	By:	//s/ Peter Lops
	Name:	Peter Lops
	Title:	Chief Financial Officer